Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2017 (March 1, 2018 as to the change in accounting as described in Note 1), relating to the 2016 consolidated financial statements (with the retrospective adjustments) of Altisource Asset Management Corporation and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 29, 2020